EXHIBIT 99.1

For Immediate Release

Caliper Life Sciences Announces Preliminary 2008 Fourth Quarter and Full Year Revenue Results

HOPKINTON, Mass., January 15, 2009 — Caliper Life Sciences, Inc. (NASDAQ: CALP) today announced preliminary revenue results for its 2008 fourth quarter and full year ended December 31, 2008.

Based on the company’s preliminary financial results, total revenue is expected to be approximately $36.5 million for the fourth quarter of 2008 and approximately $133.9 million for the full year, which is at the upper end of the company’s previous revenue guidance for the fourth quarter of $34 million to $37 million.

Earlier in the fourth quarter, Caliper announced the sale of its Pharmaceutical Development & Quality and AutoTrace product lines in transactions valued in the aggregate at approximately $21.0 million.  2008 pro forma revenue, reflecting the divestiture of these two product lines, for the fourth quarter and full year is expected to be approximately $34.6 million and $122.8 million, respectively.

Fourth quarter and full year preliminary revenue results are pending finalization of the company’s financial results for the quarter and year ended December 31, 2008 and accordingly are subject to change.

2009 Revenue Guidance

For 2009, Caliper currently expects total revenue to increase by approximately 4% to 7% compared with 2008 pro forma revenue, with the growth primarily occurring in the second half of the year.  The company cited currency headwinds as a key factor influencing its estimates.

Presentation at Today’s J.P. Morgan Conference

As announced in a separate press release issued by the company on December 23, 2008, Caliper will today make a presentation at the J.P. Morgan Healthcare Conference in San Francisco, California.  A live webcast of the company’s presentation can be accessed at http://metameetings.com/webcasts/jpmorgan/healthcare09/directlink?ticker=CALP.  An archived edition of the presentation will be available for 90 days.

About Caliper Life Sciences

Caliper Life Sciences is a premier provider of leading-edge technologies enabling researchers in the life sciences industry to create life-saving and enhancing medicines and diagnostic tests more quickly and efficiently. Caliper is aggressively innovating new technology to bridge the gap between in vitro assays and in vivo results and then translating those results into cures for human disease. Caliper’s portfolio of offerings includes state-of-the-art microfluidics, lab automation & liquid handling, optical imaging technologies, and discovery & development outsourcing solutions. For more information please visit www.caliperLS.com.

The statements in this press release regarding Caliper’s anticipated total revenue for the fourth quarter of 2008 and for 2008 and its expected revenue results for 2009 are “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934.  These statements are subject to risks and uncertainties that could cause actual results to differ materially from those Caliper expects or projects, including the risks that unexpected information may be received, or adjustments may be made, in the course of finalizing and analyzing the financial results, which could cause the final results to differ from these preliminary results.  Finalization of the company’s financial results for 2008 could lead to revisions in the company’s current expectations regarding revenue for the quarter and year ended December 31, 2008 and the year ending December 31, 2009.  Further information on risks faced by Caliper is included in risks discussed under the caption “Risk Factors” in Caliper’s annual report on Form 10-K for the year ended December 31, 2007, filed with the Securities and Exchange Commission on March 14, 2008, and in our other SEC reports and filings. These SEC reports and filings are available on a web site maintained by the SEC at http://www.sec.gov. Caliper expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in Caliper’s expectations with regard thereto or any change in events, conditions, or circumstances on which any such statements are based.

Caliper is a registered trademark of Caliper Life Sciences, Inc.

Contact:

Peter McAree

SVP and CFO

Caliper Life Sciences

508.497.2215

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